Exhibit 10.6
PROMISSORY NOTE

DEFINED TERMS

Execution Date: June 30, 2016	City and State of Signing: Newport Beach, California
Loan Amount: Up to $47,400,000.00 of which (x) $41,000,000.00 (“Initial Loan Amount”) shall be disbursed to Borrower on the Initial Loan Amount Funding Date and (y) up to $6,400,000.00 (“Maximum Loan Amount”) shall be disbursed as, when, and to the extent expressly provided in Section 12 of the Note. [Note: Assumes full disbursement of Initial Loan Amount and will be modified as necessary]
Initial Interest Rate: 2.60% Interest Rate: A rate per annum equal to the sum of 215 basis points (2.15%) (the “Spread”) and the LIBOR RATE (as defined in Section 1(b))
Borrower: KBSGI 421 SW 6TH AVENUE, LLC, a Delaware limited liability company
Borrower's Address:

KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Clint Copulos, Vice President of Asset Management

With a copy to:

KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn: Todd Smith, VP, Controller REIT Corporate Accounting

And to:

KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn: Bryce Lin, Director of Finance and Reporting

And to:

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Greenberg Traurig 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Attention: Bruce Fischer, Esq.
Holder: METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK CORPORATION
Holder's Address:
Metropolitan Life Insurance Company, a New York corporation
10 Park Avenue
Morristown, New Jersey 07962
Attention: Senior Vice President, Real Estate Investors

With a copy to:
Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Vice President
And to:
Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Associate General Counsel

Maturity Date: July 1, 2021. The Maturity Date is subject to extension as provided in Section 14 herein.
Initial Loan Amount Funding Date: The date the Initial Loan Amount is disbursed to Borrower.
Earn Out Funding Date: The date or dates the Maximum Loan Amount or portions thereof is disbursed to Borrower.

Interest Only Period: The period from the Initial Loan Amount Funding Date and ending on the Maturity Date.

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Monthly Installment: As provided in Section 1(c) hereof.
Permitted Prepayment Period: The Loan may not be prepaid in whole or in part at any time prior to the Maturity Date except as follows. Commencing on  July 1, 2017 (the “Prepayment Commencement Date”) Borrower may prepay the Loan without a prepayment fee on ten (10) days prior written notice.
Sections 8, 9 and 10 set forth other provisions relating to permitted and prohibited prepayments

Liable Party: KBSGI REIT PROPERTIES, LLC, a Delaware limited liability company

Addresses of Liable Party:

KBSGI REIT PROPERTIES, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Clint Copulos, Vice President of Asset
Management

With a copy to:

KBSGI REIT PROPERTIES, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn: Todd Smith, VP, Controller REIT Corporate Accounting

And to:

KBSGI REIT PROPERTIES, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn: Bryce Lin, Director of Finance and Reporting

And to:
Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

Late Charge: An amount equal to four cents ($.04) for each dollar that is overdue.

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Default Rate: An annual rate equal to the Interest Rate plus four percent (4%).

Note: This Promissory Note.

Deed of Trust: Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing dated as of the Execution Date granted by Borrower to the Trustee named in the Deed of Trust for the benefit of Holder, together with all extensions, renewals, modifications, restatements and amendments thereof.

Loan Documents: This Note, the Deed of Trust and any other documents related to this Note and/or the Deed of Trust (except the Indemnity Agreement and the Guaranty) and all renewals, amendments, modifications, restatements and extensions of these documents.

Guaranty: Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Party in favor of Holder, together with all extensions, renewals, modifications, restatements and amendments thereof.

Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Holder, together with all extensions, renewals, modifications, restatements and amendments thereof.

The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents in accordance with their terms.

Loan:  The loan evidenced by this Note.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder, at Holder's Address or such other place as Holder may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed of Trust.

1.    Payment of Principal and Interest. Principal and interest under this Note shall be payable as follows:

(a)    The Initial Interest Rate is the rate set forth on the front page of this Note. The Interest Rate will be reset by Holder, effective as of the first calendar day of the second month following the month during which the Initial Loan Amount Funding Date occurs, and effective the first calendar day of the first month of each successive one month period thereafter during the term of the Loan (individually “Rate Reset Date” and collectively “Rate

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Reset Dates”). The Interest Rate will be reset as aforesaid to the annual rate equal to the sum of (i) the Spread plus (ii) the “LIBOR Rate” as of approximately 11:00 a.m. London Time on the second Business Day prior to each of the Rate Reset Dates. A “Business Day” shall mean a day that both (x) commercial banks in London are open for international business (including dealings in dollar deposits) and (y) Holder is open for business in New York City;

(b)    The term “LIBOR Rate” as used herein shall mean the one month London interbank offered rate for deposits in U.S. dollars rounded upwards, if necessary, to the nearest one one-hundredth (1/100th) of one percent appearing on the display designated as Reuters Screen LIBOR01 Page, or such other page as may replace LIBOR01 on that service (or such other service as may be nominated as the information vendor by the British Bankers' Association (“BBA”), or successor administrator to the BBA, for the purpose of displaying British Bankers' Association, or successor administrator’s, interest settlement rates for U.S. dollar deposits as the composite offered rate for London interbank deposits). If the aforementioned sources of the LIBOR Rate are no longer available, then the term “LIBOR Rate” shall mean the one month London interbank offered rate for deposits in U.S. dollars rounded upwards, if necessary, to the nearest one one-hundredth (1/100th) of one percent as shown on the appropriate Bloomberg Financial Markets Services Screen or any successor index on such service under the heading “USD”. In the event the LIBOR Rate is no longer available, it shall be replaced by the nearest equivalent or replacement benchmark rate as reasonably determined by Holder in its sole discretion;

(c)    Borrower shall pay interest only in advance on the Initial Loan Amount Funding Date and shall then pay interest only in arrears, on the first day of the second month following the Initial Loan Amount Funding Date and thereafter Borrower shall make payments of interest only on the first day of each month through and including the last month of the Loan term (i.e., July 1, 2021], unless otherwise extended pursuant to Section 14). The entire outstanding principal balance of the Loan together with all accrued interest and all other sums due under the Loan Documents, shall be paid on the first day of the 61st month following the Initial Loan Amount Funding Date (i.e., July 1, 2021 unless otherwise extended pursuant to Section 14). Interest shall be calculated on a daily basis of the actual number of days elapsed over a 360-day year; and

(d)    On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other sums evidenced by this Note (and all renewals, modifications, consolidations and extensions of this Note) or secured by the Deed of Trust and/or required to be paid by Borrower under any of the other Loan Documents as well as any future loans, advances or fundings under the Deed of Trust that may be made to or on behalf of Borrower by Holder following the Initial Loan Amount Funding Date (collectively, the “Secured Indebtedness”), shall become immediately payable in full.
Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.

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2.    Application of Payments. At the election of Holder, and to the extent permitted by law, all payments shall be applied in the order selected by Holder to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

3.    Security. The covenants of the Deed of Trust are incorporated by reference into this Note. This Note shall evidence, and the Deed of Trust shall secure, the Secured Indebtedness.

4.    Late Charge. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within seven (7) days after the due date, Holder shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Holder may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

5.    Acceleration Upon Default. To the fullest extent permitted by law, at the option of Holder, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable prepayment fees (collectively, the “Accelerated Loan Amount”) shall become immediately due and payable if Borrower fails to pay any sum specified in this Note within ten (10) days after the date of written notice of such failure from Holder to Borrower, provided, however, that Holder shall not be required to provide such notice more than one (1) time in any twelve (12) month period or two (2) times in the aggregate during the term of the Loan, and in the event that Holder is no longer required to provide Borrower with such notices of such failure, then the failure of Borrower to pay any sum specified in this Note within ten (10) days of the date when such amount is due shall cause the Accelerated Loan Amount to become immediately due and payable.
6.    Interest Upon Default. The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the State. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured.

7.    Limitation on Interest. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Holder's election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount.

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To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

8.    Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Defined Terms. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice; provided, however, that, no more than two (2) times in any twelve (12) month period, Borrower shall have the right (at no cost charged by Holder to Borrower) to revoke any notice to Holder of Borrower’s notice to prepay upon not less than five (5) business day’s prior written notice to Holder.

9.    Lockout Prepayment Fee.

(a)     Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in the Loan Documents, prior to the Prepayment Commencement Date shall constitute a prohibited prepayment. If a prepayment of all or any part of the Secured Indebtedness is made (i) following an Event of Default and an acceleration of the Maturity Date, (ii) as a result of the application of money to the principal of the Loan after a casualty or condemnation, or (iii) in connection with a purchase of the Property or a repayment of the Secured Indebtedness at any time before, during or after, a judicial or non-judicial foreclosure sale of the Property, then to compensate Holder for the loss of the investment, if such event occurs prior to the Prepayment Commencement Date, Borrower shall pay an amount equal to the Lockout Prepayment Fee (as hereinafter defined). Notwithstanding the foregoing, so long as Borrower makes a good faith effort to recover any Lockout Prepayment Fee which would be due as a result of a casualty or condemnation, from the insurer in the case of a casualty or from the condemning authority, then the Lockout Prepayment Fee due as a result of the casualty or condemnation shall be waived except to the extent recovered by Borrower.

(b)    The “Lockout Prepayment Fee” shall be equal to the greater of (a) the value of all remaining Partial Monthly Payments of Interest (as defined below), or (b) one percent (1%) of the amount of the principal being prepaid. A “Partial Monthly Payment of Interest” shall be defined as the outstanding principal balance of the Loan multiplied by the sum of the Spread plus the LIBOR Rate, divided by 360, multiplied by 365 and divided by 12. The number of “remaining” Partial Monthly Payments of Interest to be used in the calculation of the Lockout Prepayment Fee shall be equal to the number of remaining monthly installments of principal and interest due on the Loan to and including the Prepayment Commencement Date.

10.    Waiver of Right to Prepay Note Without Prepayment Fee. Borrower acknowledges that Holder has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that except as and when prepayment is expressly permitted under the terms of this Note without a prepayment fee, the tender of any prohibited prepayment or any permitted prepayment which pursuant to the

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terms of this Note requires a Lockout Prepayment Fee, shall include the Lockout Prepayment Fee. Borrower agrees that the determination of the Interest Rate was based on the intent, expectation and agreement (and the Interest Rate would have been higher without such agreement) of Borrower and Holder that the amounts advanced under this Note would not be prepaid during the term of this Note, or if any such prepayment would occur, the Lockout Prepayment Fee would apply (except as expressly permitted by the terms of this Note). Borrower also agrees that the Lockout Prepayment Fee represents the reasonable estimate of Holder and Borrower of a fair average compensation for the loss that may be sustained by Holder as a result of a prepayment of this Note and it shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid under the Loan Documents.

BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER OREGON LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE LOCKOUT PREPAYMENT FEE SPECIFIED IN SECTION 9. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT HOLDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.
BORROWER’S INITIALS:/s/CJS
11.    Liability of Borrower.

(a)    Upon the occurrence of an Event of Default, except as provided in this Section 11, Holder will look solely to the Property and the security under the Loan Documents for the repayment of the Secured Indebtedness and will not enforce a deficiency judgment against Borrower. However, nothing contained in this provision shall limit the rights of Holder to proceed against Borrower and/or the Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty), if any, (i) to enforce any leases entered into by Borrower or its affiliates as a tenant under any of the Leases; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty (and in order to recover from Liable Party, material, intentional misrepresentation or material, intentional breach of warranty) or intentional material physical waste; (iii) to recover any condemnation proceeds or insurance proceeds or other similar funds which have been misapplied by Borrower in violation of the Loan Documents or which, under the terms of the Loan Documents, should have been paid to Holder; (iv) to recover (A) any tenant security deposits, tenant letters of credit or other tenant deposits or tenant termination, restoration, or signage fees or other similar fees paid to Borrower in connection with the Property and that are not applied as expressly set forth in the Loan Documents, or (B) prepaid

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rents for a period of more than thirty (30) days after an Event of Default; (v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date Holder acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover solely from Borrower (and not Liable Party with respect to this Section 11(a)(vi)) damages, costs and expenses arising from, or in connection with, Article 6 of the Deed of Trust pertaining to hazardous materials or the Indemnity Agreement; (vii) with respect to Borrower only (and not Liable Party), to recover all amounts due and payable pursuant to Sections 11. 6 and 11.7 of the Deed of Trust and any amount expended by Holder in connection with the foreclosure of the Deed of Trust; (viii) to recover costs and damages arising from Borrower’s failure to pay any insurance premiums or Impositions in the event Borrower is not required to deposit such amounts with Holder pursuant to Section 2.5 of the Deed of Trust; and (ix) to recover damages arising from Borrower’s failure to comply with Section 8.1 of the Deed of Trust pertaining to ERISA.

(b)    The limitation of liability in Section 11(a) shall not apply and the Loan will be a recourse loan to the Borrower and to Liable Party (but not any of their respective constituent members or partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty), in the event that Borrower commences a voluntary bankruptcy or insolvency proceeding or is involved in a collusive involuntary bankruptcy or insolvency proceeding, which is not dismissed within one hundred twenty (120) days of filing. In addition, this agreement shall not waive any rights which Holder would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.
(c)    The limitation of liability in Section 11(a) shall not apply and the Loan shall be fully recourse to Borrower and the Liable Party (but not any of their respective constituent members, partners or shareholders, direct or indirect, other than Liable Party under the Guaranty), in the event there is a voluntary Transfer or voluntary Secondary Financing except as permitted in the Loan Documents or as otherwise approved in writing by Holder. For purposes of this paragraph, “Transfers” shall only refer to transfers of ownership of the Property or of ownership in entities directly or indirectly owning the Property, in each case which is voluntary.
(d)    Notwithstanding the foregoing, in the event that Borrower fails to maintain or replace the Interest Rate Cap Agreement as and when required under the Deed of Trust or the terms of the Interest Rate Cap Agreement, at Holder’s sole option, Borrower and Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty), shall be liable on a recourse basis for all actual damages, costs, expenses, or liabilities (including reasonable attorneys’ fees) that Holder may incur as a result of such failure and the limitation on liability set forth in Section 11(a) of the Note and Section 9.1(a) of the Deed of Trust shall not be applicable thereto; provided however, that in no event shall Borrower be liable for consequential damages arising out of such failure, including, without limitation, incidental damages, punitive damages, lost profits or opportunity costs.

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12.    Earn Out Funding. Borrower may request that Holder disburse additional loan proceeds in an amount up to but not exceeding the Maximum Loan Amount solely to reimburse Borrower for tenant improvements and leasing commissions, subject to the terms and conditions set forth in this Section 12; provided, however, in no event shall the total Loan Amount exceed $47,400,000.00:
(a)    The “Earn Out Funding” shall be equal to the amount funded to reimburse Borrower for the costs associated with tenant improvements and leasing commissions paid for new leases, lease expansions or lease renewals that meet the requirements of the Leasing Guidelines or as otherwise reasonably approved by Holder.
(b)    Tenant improvements for leases shall not exceed sixty-five and 00/100 dollars ($65.00) per rentable square foot for new leases and renewals. Leasing commissions in all cases shall not exceed seven and a half percent (7.5%) of gross rentals.
(c)    The Earn Out Funding shall be funded in amounts of not less than five hundred thousand dollars ($500,000.00) per advance, with reasonable out of pocket costs incurred by Holder paid to Holder for each advance, with no more than one advance per quarter or four advances per year (provided that the final advance may be less than five hundred thousand dollars ($500,000.00) if necessary to achieve the Maximum Loan Amount.
(d) On each Earn Out Funding Date, the Debt Yield Ratio (as defined in Section 14(c) below) based on the net operating income, in the opinion of Holder acting reasonably, derived from the Property shall be no less than nine percent (9.0%) during the first (1st) three (3) years of the Loan at the time of the requested future funding, and no less than nine and half percent (9.5%) thereafter at the time of the requested future funding.
(e)    On each Earn Out Funding Date, the loan to value ratio based on the Property shall not exceed sixty percent (60%) as determined by Holder in its reasonable discretion. In the event the threshold is not achieved, Borrower shall have the right to request in writing that Holder engage, at Borrower’s sole cost and expense, an appraiser to determine the value of the Property, and Holder shall engage such appraiser.
(f)    On each Earn Out Funding Date, there shall be no material adverse change in the Borrower or the Property and there shall be no Event of Default under this Note, the Assignment of Leases, the Guaranty or the Unsecured Indemnity Agreement or facts existing that with the giving of notice or passage of time would constitute an Event of Default.
(g)    The Annual Interest Rate applicable to the Initial Loan Amount shall be applicable to the Earn Out Funding, and at Holder’s option shall be documented as additional advances to the existing Loan Amount.
(h)    The documentation required to be submitted to Holder for the Earn Out Funding shall include, but not be limited to (but only to the extent applicable): (i) copies of the applicable fully executed leases or lease amendments, (ii) copies of the applicable commencement date agreements or other documentation reasonably acceptable to Holder that confirms each tenant’s acceptance of its premises (if available in connection with said draw

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request), (iii) copies of invoices, (iv) copies of lien releases (for reimbursements of costs incurred by Borrower for the prior tenant improvements or portion thereof), (v) a signed certification by a corporate officer of the Borrower (or the equivalent) confirming that the applicable portion of the subject tenant improvements has been completed and has been (or will be) paid for and (vi) any other documentation reasonably requested by Holder.
(i)    The Borrower shall be responsible for all reasonable third party costs associated with the inspection or verification of construction as described in this Section 12 and for all reasonable attorneys’ fees in connection with the Earn Out Funding. Holder may retain the services of a third party consultant to perform inspections upon completion of construction, and the reasonable cost of such consultant shall be borne by the Borrower.
(j)    The Earn Out Funding shall be on such other terms and conditions as Holder may reasonably determine to be consistent with funding the Loan, including obtaining title insurance endorsements (to the extent available) insuring a continued first lien of the Loan at the time of each funding in the amount of such funding, which shall be provided by Borrower.
13.    Waiver by Borrower. Except as expressly otherwise provided in this Note or in the other Loan Documents, Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.
14.    Extension of Maturity Date.

(a)    Borrower shall have two (2) one-year options to extend the Maturity Date of the Loan (the “Extension Options”).
(b)    The Interest Rate during each of the extensions shall be the (a) the sum of (x) the one month LIBOR Rate plus (y) the Spread.
(c)    The Extension Options shall be subject to the following conditions: (i) there shall be no Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty at the time of the exercise of any Extension Option; (ii) the Debt Yield Ratio (as defined below) at the time of the exercise of the applicable Extension Option shall be no less than 9.5% (the “Debt Yield Requirement”); (iii) the loan to value ratio of the Property at the time of the exercise of the applicable Extension Option shall be no greater than sixty percent (60%) as determined by Holder in its reasonable discretion (the “Loan to Value Requirement”); provided, however, in the event the Loan to Value Requirement is not satisfied, Borrower shall have the right to request in writing that Holder engage, at Borrower’s sole cost and expense, an appraiser to determine the value of the Property, which appraiser Holder shall engage; (iv) the Borrower shall comply with all of the requirements set forth in the first sentence of Section 2.11(b) of the Deed of Trust pertaining the Interest Rate Cap Agreement (the “Interest Rate Cap Requirements”) (except that with

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respect to each of the Extension Options the interest rate referred to in the first sentence of the Interest Rate Cap Requirements shall be such interest rate that is determined by Holder in its sole good faith discretion); (v) the Borrower shall pay all costs and expenses incurred by Holder in connection with such extension including title insurance premiums, documentation costs and reasonable attorneys’ fees; (vi) Borrower shall pay a fee equal to twenty-five one hundredths percent (0.25%) of the outstanding Loan balance for each Extension Option exercised; and (vii) Borrower and Liable Party shall execute applicable extension documents satisfactory to Holder relating to the Loan Documents, the Indemnity Agreement and the Guaranty (provided that Liable Party shall not be required to execute the Indemnity Agreement or any modification thereof). “Debt Yield Ratio” shall mean the ratio (expressed as a percentage) of the net operating income derived from the Property projected for the succeeding twelve (12) month period, as determined by Holder in its reasonable discretion (“Projected NOI”), to the outstanding principal balance of the Loan. Projected NOI shall be determined by Holder in its reasonable discretion based on financial statements, rent rolls and budgets to be provided by Borrower and reasonably satisfactory to Holder. In the event that the Debt Yield Requirement and/or the Loan to Value Requirement is not satisfied, Borrower may prepay the outstanding principal balance of the Loan, without a prepayment fee, in the amount necessary to satisfy such conditions.
(d)    In the event Borrower wishes to exercise an Extension Option it shall provide Holder with notice that it shall exercise such Extension Option at least forty-five (45) days prior to the applicable Maturity Date of the Loan. Holder shall determine such initial Interest Rate as of approximately 11:00 a.m. London time on the second Business Day prior to the applicable Maturity Date. Holder shall notify the Borrower of the initial Interest Rate and acceptable terms for any required interest rate protection instrument (in accordance with the terms of Section 2.11 of the Deed of Trust) with respect to any extension prior to such applicable Maturity Date.
(e)    With respect to any extension, the Interest Rate will be reset by Holder effective the first calendar day of the second month following the month during which the effective date of the extension occurred and effective the first calendar day of the first month of each successive one month period thereafter during the remaining term of the Loan (the “Extension Rate Reset Dates”) and Borrower shall comply with all of the Interest Rate Cap Requirements. The Interest Rate will be reset as aforesaid to the rate equal to the sum of (x) the Spread plus (ii) the one month LIBOR Rate as of approximately 11:00 a.m. London time on the second Business Day prior to each of the Extension Rate Reset Dates.
15.    Exercise of Rights. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this
Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.

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16.    Fees and Expenses. If Borrower defaults under this Note, Borrower shall be personally liable for and shall pay to Holder, in addition to the sums stated above, the reasonable costs and expenses of enforcement and collection, including a reasonable sum as an attorney's fee. This obligation is not limited by Section 11.

17.    No Amendments. This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Holder.

18.    Governing Law. This Note is to be construed and enforced in accordance with the laws of the State in which the Property is located.

19.    Construction. The words “Borrower” and “Holder” shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

20.    Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Deed of Trust.

21.    Time of the Essence. Time shall be of the essence with respect to all of Borrower's obligations under this Note.

22.    Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Holder may, at its option, declare the Secured Indebtedness (together with the Lockout Prepayment Fee, if applicable) immediately due and payable.

21.    ORAL LOAN AGREEMENTS. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

[Signature on following page]

PROMISSORY NOTE

IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the Execution Date.

KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company

By:	KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

S-1
PROMISSORY NOTE